Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information dated December 17, 2021.

We also consent to the incorporation by reference of our report dated February 26, 2021, with respect to the financial statements and financial highlights of State Street Institutional Investment Trust (comprising State Street Target Retirement Fund, State Street Target Retirement 2020 Fund, State Street Target Retirement 2025 Fund, State Street Target Retirement 2030 Fund, State Street Target Retirement 2035 Fund, State Street Target Retirement 2040 Fund, State Street Target Retirement 2045 Fund, State Street Target Retirement 2050 Fund, State Street Target Retirement 2055 Fund, State Street Target Retirement 2060 Fund and State Street Target Retirement 2065 Fund) included in its Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2020, into this Post-Effective Amendment No. 291 to the Registration Statement (Form N-1A, File No. 811-09819), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 16, 2021